Exhibit 23.1

                               Consent of Counsel

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in this registration statement.



                                        /s/ Robinson & Cole LLP
                                        Robinson & Cole LLP

New York, New York
February 9, 2005